THIS NOTE IS SECURED BY A UCC-1 FINANCING STATEMENT FILED WITH THE SECRETARY OF THE STATE OF DELAWARE AND TEXAS AND BY REGISTRATION STATEMENTS IN BRITISH COLUMBIA, CANADA AND ONTARIO, CANADA.


                                  EXHIBIT 10.13

                             SECURED PROMISSORY NOTE


$105,000.00 USD                                                 December 7, 2004
                                                        Toronto, Ontario, Canada

      FOR VALUE RECEIVED, Swiss Medica, Inc., a Delaware corporation (the "Company"), located at 53 Yonge Street, 3rd Floor, Toronto, Ontario, Canada, M5E 1J3 promises to pay to Strategic Equity Corp. (the "Holder"), located at 4th Floor, 630 - 8th Avenue SW, Calgary, Alberta T2P 1G6, or its assignee, the principal sum of $105,000.00 USD.

      All principal due and payable under this Note shall be paid on or before June 5, 2005. The schedule of payments through the maturity date shall be payable as follows:

      (a)   $59,167.00 USD on or before January 5, 2005;

      (b)   $9,167.00 USD on or before February 5, 2005;

      (c)   $9,167.00 USD on or before March 5, 2005;

      (d)   $9,167.00 USD on or before April 5, 2005;

      (e)   $9,167.00 USD on or before May 5, 2005; and

      (f)   $9,165.00 USD on or before June 5, 2005.

      This  Note may be prepaid in whole or in part at any time.

      If(1) the Company fails to make any payment as provided herein and such failure continues for a period of ten (10) days after receipt by Company of written notice of such default (a "default"), or (2) the Company fails to provide the Lender with documentation requested in Section 2.6 of the Note and Warrant Purchase Agreement dated December 6, 2004 as amended, within ten days after receipt by Company of written notice of such failure (a "default"), then the holder hereof may by notice in writing, sent to the Company by regular mail and deemed to be received two (2) days after the postage date, declare all principal under this Note immediately due and payable, and pursue all rights and remedies under applicable law and the UCC-1 Financing Statement recorded with the Delaware Secretary of State, and such other documents executed and/or recorded to secure performance hereof. No failure by the Holder to take action with respect to any such default shall affect its subsequent rights to take action with respect to the same or any other default.


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


THIS NOTE IS SECURED BY A UCC-1 FINANCING STATEMENT FILED WITH THE SECRETARY OF THE STATE OF DELAWARE AND TEXAS AND BY REGISTRATION STATEMENTS IN BRITISH COLUMBIA, CANADA AND ONTARIO, CANADA.


      All payments to the Holder hereof shall be made at the address set forth above or at such other address as the holder hereof shall specify in writing to the Company.

      All amounts under the Note will be immediately due and payable to the holder in the event that (i) the Company files for relief under the United States Bankruptcy Code, or (ii) a receiver is appointed to manage any property secured by this Note, or (iii) any person begins foreclosure proceedings on any of the property secured by this Note.

      This Note shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the Delaware.

      The Company has caused this Note to be executed by its duly authorized officer.

                                      SWISS MEDICA, INC.,
                                      A DELAWARE CORPORATION


                                      By: /s/ Raghu N. Kilambi
                                          ----------------------
                                          Raghu N. Kilambi, CEO


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